                                                                    EXHIBIT 10.2

================================================================================





                       MASTER LOAN AND SECURITY AGREEMENT



                          -----------------------------


                            DATED AS OF MAY 15, 1998

                         ------------------------------



                          CHASTAIN CAPITAL CORPORATION
                                   AS BORROWER


                                       AND


                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                    AS LENDER




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




                                TABLE OF CONTENTS

Recitals...........................................................................1


Section 1.  Definitions and Accounting Matters.....................................1

         1.01  Certain Defined Terms...............................................1
         1.02  Accounting Terms and Determinations................................11

Section 2.  Loans, Note and Prepayments...........................................11

         2.01  Loans..............................................................11
         2.02  Notes..............................................................12
         2.03  Procedure for Borrowing............................................12
         2.04  Limitation on Types of Loans; Illegality...........................14
         2.05  Repayment of Loans; Interest.......................................15
         2.06  Mandatory Prepayments or Pledge....................................15
         2.07  Optional Prepayments...............................................15
         2.08  Indemnity..........................................................16
         2.09  Extension of Termination Date......................................16

Section 3.  Payments; Computations; Etc...........................................16

         3.01  Payments...........................................................16
         3.02  Computations.......................................................16
         3.03  Interest Periods...................................................16
         3.04  U.S. Taxes.........................................................17

Section 4.  Collateral Security...................................................17

         4.01  Collateral; Security Interest......................................17
         4.02  Further Documentation..............................................18
         4.03  Changes in Locations, Name, etc....................................19
         4.04  Lender's Appointment as Attorney-in-Fact...........................19
         4.05  Performance by Lender of Borrower's Obligations....................20
         4.06  Proceeds...........................................................20
         4.07  Remedies...........................................................21
         4.08  Limitation on Duties Regarding Presentation of Collateral..........21
         4.09  Powers Coupled with an Interest....................................22
         4.10  Release of Security Interest.......................................22

Section 5.  Conditions Precedent..................................................22

         5.01  Initial Loan.......................................................22
         5.02  Initial and Subsequent Loans.......................................22

Section 6.  Representations and Warranties........................................24

         6.01  Existence..........................................................24
         6.02  Financial Condition................................................24
         6.03  Litigation.........................................................24
         6.04  No Breach..........................................................24
         6.05  Action.............................................................25
         6.06  Approvals..........................................................25

         6.07  Margin Regulations.................................................25
         6.08  Taxes..............................................................25
         6.09  Investment Company Act.............................................25
         6.10  Collateral; Collateral Security....................................25
         6.11  Chief Executive Office.............................................26
         6.12  Location of Books and Records......................................26
         6.13  Hedging............................................................26
         6.14  True and Complete Disclosure.......................................26
         6.15  Tangible Net Worth.................................................26
         6.16  ERISA..............................................................26

Section 7.  Covenants of the Borrower.............................................27

         7.01  Financial Statements...............................................27
         7.02  Litigation.........................................................28
         7.03  Existence, etc.....................................................28
         7.04  Prohibition of Fundamental Changes.................................29
         7.05  Borrowing Base Deficiency..........................................29
         7.06  Notices............................................................29
         7.07  Hedging............................................................30
         7.08  Reports............................................................30
         7.09  Underwriting Guidelines............................................30
         7.10  Transactions with Affiliates.......................................30
         7.11  Limitation on Liens................................................30
         7.12  Limitation on Guarantees...........................................31
         7.13  Limitation on Distributions........................................31
         7.14  Maintenance of Tangible Net Worth..................................31
         7.15  Maintenance of Ratio of Total Indebtedness to Tangible Net Worth...31
         7.16  Maintenance of Profitability.......................................31
         7.17  Servicing Tape.....................................................31
         7.18  Servicer...........................................................31
         7.19  Selection of Collateral............................................31
         7.20  Maintenance of Property; Insurance.................................31

Section 8.  Events of Default.....................................................32

Section 9.  Remedies Upon Default.................................................34

Section 10.  No Duty of Lender....................................................34

Section 11.  Miscellaneous........................................................34

         11.01  Waiver............................................................34
         11.02  Notices...........................................................34
         11.03  Indemnification and Expenses......................................35
         11.04  Amendments........................................................36
         11.05  Successors and Assigns............................................36
         11.06  Survival..........................................................36
         11.07  Captions..........................................................36
         11.08  Counterparts......................................................36
         11.09  Loan Agreement Constitutes Security Agreement; Governing Law......36

         11.10  Submission to Jurisdiction; Waivers...............................36
         11.11  Waiver of Jury Trial..............................................37
         11.12  Acknowledgments...................................................37
         11.13  Hypothecation or Pledge of Loans..................................37
         11.14  Servicing.........................................................37
         11.15  Periodic Due Diligence Review.....................................38
         11.16  Intent............................................................39
         11.17  Confidential Information..........................................39

SCHEDULES
---------
SCHEDULE 1     Representations and Warranties re: Mortgage Loans
SCHEDULE 2     Filing Jurisdictions and Offices

EXHIBITS
--------
EXHIBIT A      Form of Promissory Note
EXHIBIT B      Form of Custodial Agreement
EXHIBIT C      Form of Opinion of Counsel to Borrower
EXHIBIT D      Form of Request for Borrowing
EXHIBIT E-1    Form of Borrower's Release Letter
EXHIBIT E-2    Form of Warehouse Lender's Release Letter
EXHIBIT F      Underwriting Guidelines
EXHIBIT G      Form of Blocked Account Agreement
EXHIBIT H      Form of Bailee Agreement
EXHIBIT I      Form of Insured Closing Letter
EXHIBIT J      Settlement Agent Approval Request

                       MASTER LOAN AND SECURITY AGREEMENT

                  MASTER LOAN AND SECURITY AGREEMENT, dated as of May 15, 1998 between CHASTAIN CAPITAL CORPORATION, a Georgia corporation (the "Borrower"), and MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation (the "Lender").

                                    RECITALS

                  The Borrower has requested that the Lender from time to time make revolving credit loans to it to finance certain multifamily and commercial mortgage loans owned or to be originated by the Borrower, and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                  Section 1.        Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Affiliate" shall mean (i) with respect to the Lender, MS & Co. and Morgan Stanley, Dean Witter & Co., and (ii) with respect to the Borrower, any Person who controls, is controlled by or is under common control with the Borrower, or any director, officer, partner or employee of the Borrower or such Person.

                  "Applicable Collateral Percentage" shall mean 95%.

                  "Applicable Margin" shall mean 0.75%.

                  "Approved Non-Recourse Indebtedness" shall mean any Indebtedness incurred by an Approved SPV, provided that such Indebtedness is non-recourse (other than for environmental liability, fraud and willful misconduct) to any shareholder or equity owner of such Approved SPV, and provided further that the Lender shall have: (i) received, reviewed, and approved all organizational documents of such Approved SPV; (ii) received, reviewed, and approved a non-consolidation opinion in form and substance, and from counsel, acceptable to the Lender in its sole good faith discretion, which opinion shall state that in the event of an insolvency of the Approved SPV, any shareholder or equity owner of such Approved SPV would not be consolidated into any proceedings with respect to such insolvency; (iii) received and reviewed all Governing Agreements, and approved the scope of the liability and indemnity which might attach to any shareholder or equity owner thereunder (which approval shall be consistent with the permitted non-recourse carve-outs set forth above);
(iv) received, reviewed, and approved a list of the SPV Assets, which list shall be certified by the Approved SPV as a true, correct and complete list thereof; and (v) received proof in form and substance acceptable to the Lender, including but not limited to engineering reports and reports of the appropriate Governmental Authorities, with respect to SPV Assets which constitute real property, either that (i) (A) a Phase I environmental assessment with respect to the SPV Assets has been conducted, which concluded that no Phase II environmental assessment was necessary, or (B) if such Phase I environmental assessment concluded that further investigation of such SPV Assets was necessary, a Phase II environmental assessment was conducted which evidenced that no remediation or further remedial action was required with respect thereto, or, if remediation was deemed necessary, the cost of such remediation does not exceed two percent (2%) of the Purchase Price of such SPV Asset, or
(ii) the Approved SPV has
obtained an Environmental Insurance Policy covering all liabilities that may arise from such SPV Assets. The Borrower will provide the Lender with such evidence as the Lender deems satisfactory to establish the Purchase Price for each SPV Asset for which remediation is required. No Indebtedness shall be deemed Approved Non-Recourse Indebtedness unless and until all conditions of this definition have been satisfied.

                  "Approved SPV" shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the SPV Assets, does not engage in any business unrelated to the SPV Assets, does not have any assets other than those related to its interest in the SPV Assets, or any Indebtedness other than Approved Non-Recourse Indebtedness, has its own separate books and records and has its own accounts in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person separate and apart from any other Person.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

                  "Bailee Agreement" shall mean a Bailee Agreement, among the Borrower, the Lender and a Settlement Agent, substantially in the form of Exhibit H as the same shall be modified and supplemented and in effect from time to time.

                  "Blocked Account Agreement" shall mean an agreement between the Servicer and the Lender, substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time, in which the Servicer acknowledges the Lender's lien on the Collection Account, and agrees that, in the event that it receives notice that an Event of Default hereunder has occurred and until such notice is rescinded by the Lender, the Servicer shall only withdraw funds from the Collection Account on instruction from the Lender.

                  "Borrower" shall have the meaning provided in the heading hereof.

                  "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans.

                  "Borrowing Base Deficiency" shall have the meaning provided in
Section 2.06 hereof.

                  "Breakage Fee" shall mean, as of any date a prepayment is made with respect to a Loan (other than a Daily Reset Loan), the excess, if any, of
(a)(i) the amount prepaid multiplied by (ii) the Remaining Term divided by 360, multiplied by (iii) the Interest Rate for the related Loan, minus (b) (i) the Eurodollar Rate as of the date of prepayment, interpolated by using the Eurodollar Rates (as they appear on page 5 of the Telerate Screen) for a term closest to, but less than and greater than, respectively, the Remaining Term, multiplied by (ii) the amount prepaid, multiplied by (iii) the Remaining Term divided by 360.

                  "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

                  "Collateral Value" shall mean, with respect to each Eligible Mortgage Loan, the Applicable Collateral Percentage of the lesser of (a) the Market Value of such Mortgage Loan, and (b) the outstanding principal balance of such Mortgage Loan; provided, that, the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth on Schedule 1 which has a material adverse effect on the value of such Mortgage Loan (assuming each representation and warranty is made as of the date Collateral Value is determined), (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of 30 days (without regard to any applicable grace periods), (3) which remains pledged to the Lender hereunder later than 364 days after the date on which it is first included in the Collateral, (4) which is a Table Funded Mortgage Loan which the Custodian has failed to receive the related Mortgage Loan Documents on the third Business Day following the applicable Funding Date and such failure exists on the date Collateral Value is determined, or (5) which has been released from the possession of the Custodian under the Custodial Agreement to the Borrower for a period in excess of fourteen (14) days, unless a longer period has been expressly permitted by the Lender in writing.

                  "Collection Account" shall mean one or more accounts established by the Servicer subject to a security interest in favor of the Lender and to the Blocked Account Agreement, into which all Collections shall be deposited by the Servicer.

                  "Collections" shall mean, collectively, all collections and proceeds on or in respect of the Mortgage Loans, excluding collections required to be paid to the Servicer or a mortgagor on the Mortgage Loans and excluding escrow accounts, reserve accounts and holdbacks established in connection with the origination of the Mortgage Loans.

                  "Committed Loan" shall have the meaning assigned thereto in
Section 2.01(a) hereof.

                  "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Custodian" shall mean LaSalle National Bank, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

                  "Daily Reset Loans" shall mean Loans that bear interest at rates based on the rate referred to as the rate for Daily Reset Loans in the definition of Eurodollar Base Rate.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.15 hereof with respect to any or all of the Mortgage Loans, as desired by the Lender from time to time.

                  "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

                  "Eligible Mortgage Loan" shall mean a Mortgage Loan secured by a first mortgage lien on a retail, office, hotel or other commercial property or on a multi-family residential property which (i) conforms to the Underwriting Guidelines, (ii) which generally has a principal balance equal to or greater than $1,500,000 at origination and which is either a fixed rate or adjustable rate mortgage loan, and (iii) as to which the representations and warranties in
Section 6.10 and Part I of Schedule 1 hereof are correct.

                  "Environmental Insurance Policy" shall mean a secured creditor impaired property policy insuring against losses caused by the presence of hazardous substances on or the migration of hazardous substances from the related property, or such other insurance policy, together with any endorsements thereto, acceptable to the Lender in its sole good faith discretion.

                  "ERE Yarmouth" shall mean ERE Yarmouth, Inc., a Delaware corporation.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                  "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Daily Reset Loan, and for any Interest Period for any Loan other than a Daily Reset Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

                  "Eurodollar Base Rate" shall mean:

                  (a) for any Daily Reset Loan, with respect to each day such Loan is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Loans to be outstanding on such day; and

                  (b) for any Loan other than a Daily Reset Loan, with respect to each day during each Interest Period pertaining to such Loan, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen, on the first day of such Interest Period, for the two-month or three-month LIBOR, as applicable, corresponding to such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on the first day of such Interest Period, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Loans to be outstanding during such Interest Period.

                  "Eurodollar Rate" shall mean (a) with respect to each day a Daily Reset Loan is outstanding, and (b) with respect to each day during each Interest Period pertaining to a Loan other than a Daily Reset Loan, a rate per annum determined by the Lender in its discretion in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                                 Eurodollar Base Rate
                   ---------------------------------------------
                     1.00 - Eurocurrency Reserve Requirements

                  "Existing Advisory Agreement" shall mean that certain advisory agreement between the Borrower and ERE Yarmouth with respect to the Mortgage Loans.

                  "Existing Servicing Agreement" shall mean that certain servicing agreement between the Borrower and ERE Yarmouth with respect to the Mortgage Loans.

                  "Event of Default" shall have the meaning provided in Section 8 hereof.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

                  "Funding Date" shall mean the date on which a Loan is made hereunder.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

                  "Governing Agreements" shall mean any and all agreements evidencing the obligations of an Approved SPV with respect to any Indebtedness incurred by such Approved SPV.

                  "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, purchase assets, goods, securities or services, take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

                  "Indebtedness" shall mean, for any Person: (a) then outstanding obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) then outstanding obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) then outstanding Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) then outstanding Capital Lease Obligations of such Person; (f) then outstanding obligations of such Person under repurchase agreements or like arrangements; (g) then outstanding Indebtedness of others Guaranteed by such Person; (h) all then outstanding obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and
(i) then outstanding Indebtedness of general partnerships of which such Person is a general partner.

                  "Insured Closing Letter" shall mean a letter addressed to the Borrower and the Lender from the title insurance underwriter for which the Settlement Agent is serving as an agent for each Table Funded Mortgage Loan, which letter shall be substantially in the form of the letter attached hereto as
Exhibit I, or in form and substance reasonably acceptable to the Borrower and the Lender.

                  "Interest Period" shall mean, with respect to any Loan, each period commencing on the date such Loan is made and ending on the date two months or three months thereafter, as the Borrower may select as provided in
Section 3.03 hereof, except that, in the case of any Interest Period for any Loan of two or three months, each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may begin before and end after the Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Loan of one month shall have a duration of less than one month and, if the Interest Period for any Loan would otherwise be a shorter period, such Loan shall only be available as a Daily Reset Loan.

                  "Interest Rate" shall have the meaning provided in Section
2.05 (b) hereof.

                  "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by the Borrower and an Affiliate of the Lender.

                  "Large Balance Mortgage Loans" shall mean Eligible Mortgage Loans which have an outstanding principal balance equal to or greater than $20,000,000.

                  "Lender" shall have the meaning provided in the heading hereto.

                  "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

                  "Loan" shall mean any Committed Loan or Uncommitted Loan, as applicable, and collectively "Loans" shall mean the sum of all Committed Loans and Uncommitted Loans.

                  "Loan Agreement" shall mean this Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" shall mean, collectively, this Loan Agreement, the Note, the Custodial Agreement, and the Blocked Account Agreement.

                  "Market Value" shall mean, as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in good faith by the Lender, which price may be determined to be zero. In determining the Market Value of each Eligible Mortgage Loan the Lender shall consider any Interest Rate Protection Agreement covering such Eligible Mortgage Loan and may also consider all information which it deems relevant. The Lender's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Lender.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the Property taken as a whole, business, operations, financial condition or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral, taking into account the effect of any cash payment actually made by the Borrower on account of a Borrowing Base Deficiency pursuant to Section 2.06.

                  "Maximum Committed Amount" shall mean $250,000,000.

                  "Maximum Credit" shall mean the sum of the Maximum Committed Amount and the Maximum Uncommitted Amount, which shall equal $500,000,000.

                  "Maximum Uncommitted Amount" shall mean $250,000,000.

                  "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on the fee or leasehold in real property securing the Mortgage Note and the assignment of rents and leases related thereto.

                  "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

                  "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

                  "Mortgage Loan Schedule" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Mortgage Loan Schedule and Exception Report" shall mean the mortgage loan schedule and exception report prepared by the Custodian pursuant to the Custodial Agreement.

                  "Mortgage Loan Lender Tape" shall mean a computer-readable magnetic tape containing the following information with respect to each Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(b) hereof: tape fields as are set forth in the attached Schedule 5A.

                  "Mortgage Loan Custodian Tape" shall mean a computer-readable magnetic tape containing the following information with respect to each Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(b) hereof: tape fields as are set forth in the attached Schedule 5B.

                  "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

                  "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon securing repayment of the Mortgage Loan and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

                  "Mortgagor" shall mean the obligor on a Mortgage Note.

                  "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered broker-dealer.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

                  "Net Income" shall mean, for any period, the net income of the Borrower for such period as determined in accordance with GAAP.

                  "Note" shall mean the promissory note provided for by Section 2.02(a) hereof for Loans and any promissory note delivered in substitution or exchange therefor, in each case as the same may be modified and supplemented and as the same shall be in effect from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus the Prime Rate.

                  "Purchase Agreement" shall mean, in the case of real property acquired by the Borrower, the purchase agreement providing for the acquisition of such real property.

                  "Purchase Price" shall mean the purchase price allocable to the subject real property paid by the Borrower, pursuant to the Purchase Agreement under which such Borrower acquired such real property.

                  "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Regulations G, T, U and X" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Remaining Term" shall mean, with respect to any Loan (other than a Daily Reset Loan) prepaid in advance of the last day of an Interest Period, the number of days remaining from the date so prepaid through the last day of such Interest Period, inclusive.

                  "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

                  "Secured Obligations" shall have the meaning provided in
Section 4.01(c) hereof.

                  "Servicer" shall have the meaning provided in Section 11.14(c) hereof.

                  "Servicing Agreement" shall have the meaning provided in
Section 11.14(c) hereof.

                  "Servicing Records" shall have the meaning provided in Section 11.14(b) hereof.

                  "Settlement Agent" shall mean, with respect to any Loan, an entity satisfactory to the Lender in its sole discretion, which the Lender has authorized and identified on Annex 12 of the Custodial Agreement or subsequently authorized by the Lender pursuant to a Settlement Agent Approval Request (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Table Funded Mortgage Loan is being originated) to which the proceeds of such Loan are to be wired by the Custodian pursuant to the instructions of the Lender.

                  "Settlement Agent Approval Request" shall mean the request for approval of an additional Settlement Agent submitted in the form of Exhibit J hereto, as described in Section 2.03(b) hereof.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SPV Assets" shall mean any and all assets owned by an Approved SPV.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Table Funded Mortgage Loan" shall mean a Mortgage Loan which is pledged to the Lender simultaneously with the origination thereof by the Borrower, which origination is financed in part or in whole with proceeds of Loans advanced directly to the Settlement Agent and held in escrow as set forth in Section 2.03(b) hereof.

                  "Tangible Net Worth" shall mean, as of a particular date,

                  (a) all amounts which would be included under equity on a balance sheet of the Borrower at such date, determined in accordance with GAAP, less

                  (b) (i) amounts owing to the Borrower from Affiliates and (ii) intangible assets.

                  "Termination Date" shall mean July 15, 1999, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

                  "Test Period" shall have the meaning provided in Section 7.16 hereof.

                  "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness of the Borrower during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

                  "Uncommitted Loan" shall have the meaning assigned thereto in
Section 2.01(b) hereof.

                  "Underwriting Guidelines" shall mean the underwriting guidelines attached as Exhibit F hereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                  Section 2.  Loans, Note and Prepayments.

                  2.01 Loans.

                  (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time, on the terms and conditions of this Agreement, to make loans (individually, a "Committed Loan"; collectively, the "Committed Loans") to the Borrower in Dollars, from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding (i.e. if the Borrower repays a portion of the Maximum Committed Amount, such portion may be reborrowed) up to but not exceeding the Maximum Committed Amount as in effect from time to time.

                  (b) In addition to the foregoing, in the event that Loans outstanding would exceed the Maximum Committed Amount, the Lender may from time to time in its sole discretion, on the terms and conditions of this Agreement, make loans (individually, an "Uncommitted Loan"; collectively, the "Uncommitted Loans") to the Borrower in Dollars during the period from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Uncommitted Amount as in effect from time to time.

                  (c) In determining whether Loans outstanding secured by Eligible Mortgage Loans are Committed Loans or Uncommitted Loans, such Loans shall first be deemed Committed Loans up to the Maximum Committed Amount, and then the remainder shall be deemed Uncommitted Loans.

                  (d) Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

                  (e) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

                  2.02 Notes.

                  (a) The Loans made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

                  (b) The date, amount, interest rate and duration of the Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

                  2.03 Procedure for Borrowing.

                  (a)  Mortgage Loans other than Table Funded Mortgage Loans:

                       (i) In addition to such other items as are specified in this Section 2.03, including (without limitation) the required Request for Borrowing (as defined below), the timely delivery by the Borrower or such other designated party to the Lender or its designee of those items related to a given Eligible Mortgage Loan as are set forth in Schedule 4 will be conditions precedent to the obligations of Lender to fund the corresponding Loan.

                       (ii) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, with a copy to the Custodian, an irrevocable written request for borrowing, substantially in the form of Exhibit D attached hereto (a "Request for Borrowing"), which request must be received by the Lender prior to 1:00 p.m., New York City time, one (l) Business Day prior to the requested Funding Date. Such Request for Borrowing shall
         (i) attach a schedule identifying the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date and, subject to Section 3.03 hereof, the Interest Period, if any, (iii) include a Mortgage Loan Lender Tape for the Eligible Mortgage Loans that Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, and (iv) attach an officer's certificate signed by a Responsible Officer of the Borrower as required by Section 5.02(b) hereof.

                       (iii) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a)(ii), the Lender shall, assuming all conditions precedent set forth in Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make a Committed Loan to the Borrower on the requested Funding Date, in the amount so requested to an account designated in the Request for Borrowing; provided, however, that with respect to Table Funded Mortgage Loans, the Lender shall not be required to wire funds to any party other than the Settlement Agent.

                       (iv) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a)(ii) and after the Maximum Committed Amount shall have been advanced to the Borrower and is then outstanding, the Lender may, at its sole option, assuming all conditions precedent set forth in Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make an Uncommitted Loan to the Borrower on the requested Funding Date, in the amount so requested to an account designated in the Request for Borrowing; provided, however, that with respect to Table Funded Mortgage Loans, the Lender shall not be required to wire funds to any party other than the Settlement Agent.

                       (v) (i) The Borrower shall release to the Custodian no later than 10:00 a.m., New York City time, one (1) Business Day prior to the requested Funding Date, the Mortgage File pertaining to each Eligible Mortgage Loan (other than a Table Funded Mortgage Loan, for which the procedures for funding are set forth in section 2.03(b) hereof) to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.

                  (b)  Table Funded Mortgage Loans:

                       (i) The Borrower shall deliver an identification certificate to the Bailee pursuant to the related Bailee Agreement ("Identification Certificate") and on or prior to the Funding Date indicated on the Identification Certificate delivered by the Borrower, the Borrower shall have caused to be delivered to the Bailee the documents required pursuant to the Bailee Agreement, upon which the Settlement Agent shall be required, pursuant to the terms of the related closing escrow agreement executed among the Settlement Agent, the Borrower and the Mortgagor, to (A) hold any funds received from the Lender until such time as they are disbursed in accordance with the escrow instructions, and (B) return the funds received from the Lender to the Lender in the event that the Table Funded Mortgage Loan is not originated in accordance with the escrow instructions, and the Bailee shall be required, pursuant to terms of the related Bailee Agreement, to (1) hold the Mortgage Loan Documents in connection with such Table Funded Mortgage as bailee and agent for the Lender and (2) forward the Mortgage Loan Documents in connection with such Table Funded Mortgage Loan to the Custodian for receipt no later than the third Business Day following the date of origination of such Table Funded Mortgage Loan.

                       (ii) No settlement agent may be used other than one authorized as such as set forth in (A) Annex 12 attached to the Custodial Agreement, or (B) a "Settlement Agent Approval Request" signed by the Lender, as described below (such approved settlement agent, a "Settlement Agent"). The Borrower may request the Lender's approval (which approval shall be granted in the Lender's sole discretion) of proposed Settlement Agents not identified on Annex 12 of the Custodian Agreement by completing such request in the form of Exhibit J hereto, which request shall include the name, address, and the errors and omissions policy of each proposed Settlement Agent.

                       (iii) Each Settlement Agent shall establish and maintain a segregated escrow account (the "Escrow Account") for and on behalf of the Lender. All amounts remitted on account of Loans made or to be made by the Lender to the Borrower, which the Borrower instructs the Lender to remit, shall be deposited in such Escrow Account by the Lender. The

         Lender shall not be required to remit any funds to the Escrow Account, unless and until all conditions precedent set forth in the Loan Agreement for the making of such Loan have been satisfied. All related fees and expenses for the Escrow Account shall be borne by the Borrower. Upon request, Borrower shall provide the Lender with the federal wire reference number for a particular payment. The Escrow Account shall be under the exclusive dominion and control of the Lender. Neither the Borrower nor any other Person claiming on behalf of or through the Borrower shall have any right or authority, whether express or implied, to close or make use of, or withdraw any funds from, the Escrow Account except as expressly provided to the contrary herein. The Lender hereby authorizes the Settlement Agent, unless the Settlement Agent shall receive notice in writing from the Lender to the contrary, to apply all funds received from the Lender which are deposited to the Escrow Account as directed by the Borrower (subject to clause (iv) below). Funds retained in the Escrow Account shall remain uninvested.

                       (iv)   On each Funding Date, unless otherwise
         instructed by the Lender, the Settlement Agent shall disburse all funds standing to the credit of the Escrow Account in accordance with the settlement statement and the disbursement instructions contained in the Closing Escrow Agreement approved by the Lender. The Settlement Agent will immediately disburse such funds provided, that (A) sufficient funds exist in the Escrow Account; (B) such instructions do not include Borrower as payee, unless otherwise authorized by the Lender in writing to the Settlement Agent; (C) the Custodian has received a fully executed Bailee Agreement and a Table Funded Trust Receipt issued thereunder; and (D) if a conflict exists between the instructions of the Lender and the instructions of the Borrower, the Settlement Agent shall follow the Lender's instructions.

                  (c)  All Mortgage Loans:

                       (i)    Pursuant to the Custodial Agreement, the
         Custodian shall deliver to the Lender and the Borrower, no later than 3:00 p.m. on a Funding Date (and, with respect to Table Funded Mortgage Loans, on the first Business day following the date of receipt of the Mortgage Loan Documents), a Trust Receipt (as defined in the Custodial Agreement) in respect of all Mortgage Loans pledged to the Lender on such Funding Date, and a Mortgage Loan Schedule and Exception Report.

                       (ii) Subject to Section 5 hereof, such borrowing will then be made available to the Borrower by the Lender transferring, via wire transfer, to the following account of the Borrower (or, with respect to each Table Funded Mortgage Loan, such other account as set forth in the applicable Bailee Agreement): Chase Manhattan, for the A/C of Chastain Capital Corporation, A/C# 304222828, ABA# 021000021, or Settlement Agent, as the case may be, as specified in the Request for Borrowing, in the aggregate amount of such borrowing in funds immediately available to the Borrower.

                  2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate:

                  (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

                  (b) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

                  then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans, and the Borrower shall, at its election, either prepay all such Loans as may be outstanding or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate plus 1%.

                  2.05 Repayment of Loans; Interest.

                  (a) The Borrower hereby promises to repay in full on the Termination Date the then aggregate outstanding principal amount of the Loans.

                  (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date such Loan is advanced to but excluding the date such Loan shall be paid in full, at a rate per annum (the "Interest Rate") equal to the Eurodollar Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on the principal amount of any Loan outstanding and on any other amount payable by the Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable monthly on the first Business Day of each month and for the last month of the Loan Agreement on the first Business Day of such last month and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower. The Lender shall, prior to each due date hereunder, deliver notice to the Borrower of the amount due on such due date together with the Lender's calculation thereof.

                  (c) It is understood and agreed that, unless and until an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to the proceeds of the Mortgage Loans pledged to the Lender hereunder.

                  2.06 Mandatory Prepayments or Pledge.

                  If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrower on any Business Day, the Borrower shall no later than one Business Day after receipt of such notice, either prepay the Loans in part (the Borrower to determine which Loans to prepay in part) or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

                  2.07 Optional Prepayments. The Loans are prepayable on the last day of each Interest Period without premium or penalty, in whole or in part, and may be prepaid on any other date subject to Section 2.08 hereof. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Loans (together with interest thereon) designated by the Borrower for prepayment (so long as no Event of Default then exists) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in a minimum aggregate principal amount of $1,000,000.

                  2.08 Indemnity If the Borrower makes a prepayment of the Loans (other than Daily Reset Loans) on any day which is not the last day of the applicable Interest Period, the Borrower shall indemnify the Lender and hold the Lender harmless from any Breakage Fee. This Section 2.08 shall survive termination of the Loan Agreement and payment of the Note.

                  2.09 Extension of Termination Date. At the request of the Borrower made at least thirty (30) days, but in no event earlier than ninety
(90) days, prior to the then current Termination Date, the Lender may in its sole discretion extend the Termination Date for a period of 364 days by giving written notice of such extension to the Borrower no later than twenty (20) days, but in no event earlier than thirty (30) days, prior to the then current Termination Date. Any failure by the Lender to deliver such notice of extension shall be deemed to be the Lender's determination not to extend the then current Termination Date.

                  Section 3.  Payments; Computations; Etc.

                  3.01 Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account No. 40615114, For the A/C of MSMCI, Citibank, N.A.ABA# 021000089, Attn: Mr. Marc Flamino, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

                  (b) Except to the extent otherwise expressly provided herein (including, without limitation, by application of the definition of "Interest Period"), if the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  3.03 Interest Periods. The Borrower may request a 60- or 90-day Interest Period for any Loans at least equal to $50,000,000 in the aggregate, not later than 3:00 p.m., New York City time, one (1) Business Day prior to the first day of such Interest Period, by delivery of an irrevocable written notice to the Lender of the desired Interest Period and a list of the Loans to which such Interest Period is to relate. If the Borrower fails to so request a 60- or 90-day Interest Period for any Loan, such Loan shall be a Daily Reset Loan unless and until the Borrower shall make a subsequent request.

                  3.04 U.S. Taxes.

                  (a) The Borrower agrees to pay to the Lender such additional amounts as are necessary in order that the net payment of any amount due to the Lender hereunder after deduction for or withholding in respect of any U.S. Tax (as defined below) imposed after the date hereof with respect to such payment (or in lieu thereof, payment of such U.S. Tax by the Lender), will not be less than the amount stated herein to be then due and payable; provided that the foregoing obligation to pay such additional amounts shall not apply:

                  (i) to any payment to the Lender hereunder unless the Lender is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Loans), or

                  (ii) to any U.S. Tax imposed solely by reason of the failure by the Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 3.04, (x) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (y) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related form or forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

                  (b) Within 30 days after paying any such amount to the Lender, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment (as the case may be).

                  (c) The Lender represents and warrants to the Borrower that on the date hereof the Lender is either incorporated under the laws of the United States or a State thereof or is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Loans).

                  Section 4.        Collateral Security.

                  4.01 Collateral; Security Interest.

                  (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to the terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and it has identified any deficiencies in such Mortgage Loan Documents as so reviewed.

                  (b) All of the Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

                  (i)    all Mortgage Loans;

                  (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.14(b) below), servicing agreements and any other collateral pledged to the Borrower or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records of the Borrower relating thereto;

                  (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

                  (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

                  (v)    all Interest Rate Protection Agreements;

                  (vi) all Insured Closing Letters covering any or all of the Mortgage Loans;

                  (vii) the Collection Account and all monies from time to time on deposit in the Collection Account;

                  (viii) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

                  (ix) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

                  (c) The Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to the Lender to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

                  4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The

Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  4.03 Changes in Locations, Name, etc. The Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

                  4.04.  Lender's Appointment as Attorney-in-Fact.

                  (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, upon the Borrower's failure to do so within ten (10) days after the Lender's written request (provided, however, that if the Lender determines in good faith that waiting ten (10) days prior to carrying out the terms of this Loan Agreement could have an adverse effect on the Lender's rights or the value of the Collateral, the Lender shall have the right to act following any shorter period of time which the Lender deems appropriate) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                  (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                  (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct;
         (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in
Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                  (d) In the event the Lender takes action without prior notice to the Borrower in accordance with clause (a) above, the Lender shall provide the Borrower with subsequent written notice of any actions taken by the Lender pursuant to this Section 4.04.

                  4.05. Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained in the Loan Documents, and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, as provided herein, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

                  4.06. Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, but subject to the terms and conditions of the Mortgage Loan Documents, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

                  4.07. Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                  4.08. Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                  4.09. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations, the Lender shall release its security interest in any remaining Collateral.

                  Section 5.  Conditions Precedent.

                  5.01 Initial Loan. The obligation of the Lender to make its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that the Lender shall have received all of the following documents, each of which shall be satisfactory to the Lender and its counsel in form and substance:

                  (a) Loan Documents. The Loan Documents, duly completed and executed.

                  (i)    Note.  The Note, duly completed and executed;

                  (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have taken such other action as the Lender shall have reasonably requested in order to perfect the security interests created pursuant to the Loan Agreement;

                  (iii) Blocked Account Agreement. A Blocked Account Agreement, duly executed by the parties thereto;

                  (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the Borrower and of all corporate or other authority for the Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary);

                  (c) Legal Opinion. A legal opinion of counsel to the Borrower, substantially in the form attached hereto as Exhibit C;

                  (d) Mortgage Loan Schedule and Exception Report. A Mortgage Loan Schedule and Exception Report, dated the Effective Date, from the Custodian, duly completed;

                  (e) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with the letter of the applicable Servicer consenting to termination of such Servicing Agreement upon the occurrence of an Event of Default attached; and

                  (f) Other Documents. Such other documents as the Lender may reasonably request.

                  5.02 Initial and Subsequent Loans. The making of each Loan to the Borrower (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto:

                  (a) no Default or Event of Default shall have occurred and be continuing;

                  (b) the representations and warranties made by the Borrower in Section 6 and Schedule 1 hereof shall be true and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received an officer's certificate signed by a Responsible Officer of the Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

                  (c) the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base;

                  (d) subject to the Lender's right to perform one or more Due Diligence Reviews (and subject also to the limitations on such Due Diligence Reviews) pursuant to Section 11.15 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Loans as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion;

                  (e) the Lender shall have received from the Custodian a Mortgage Loan Schedule and Exception Report with exceptions as are acceptable to the Lender in its sole discretion in respect of Eligible Mortgage Loans to be pledged hereunder on such Business Day dated such Business Day and duly completed;

                  (f) the Lender shall have received from the Borrower a Warehouse Lender's Release Letter substantially in the form of Exhibit E-2 hereto (or such other form reasonably acceptable to the Lender) or a Seller's Release Letter substantially in the form of Exhibit E-1 hereto (or such other form reasonably acceptable to the Lender) covering each Mortgage Loan to be pledged to the Lender;

                  (g) for each Table Funded Mortgage Loan, the Lender shall have received from the Settlement Agent an Insured Closing Letter;

                  (h) none of the following shall have occurred and/or be continuing:

                  (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities for a period of (or reasonably expected to be) at least 30 consecutive days or an event or events shall have occurred resulting in the Lender not being able to finance any Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been commercially reasonable prior to the occurrence of such event or events; or

                  (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans for a period of (or reasonably expected to be) at least 30 consecutive days or an event or events shall have occurred resulting in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events.

                  (i) the Lender shall approve, in its sole discretion, any material amendment or modification to the Underwriting Guidelines to the extent the Mortgage Loans to be pledged to the Lender in connection with the Lender have been originated in accordance with such amended Underwriting Guidelines;

Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower that all the conditions set forth in this Section 5 have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

                  Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender as of the date hereof (or as of any other date expressly set forth below) and throughout the term of this Loan Agreement:

                  6.01 Existence. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                  6.02 Financial Condition. The Borrower has heretofore furnished to the Lender a copy of a recent Registration Statement on Form S-11 for Registration of certain of the Borrower's securities under the Securities Act of 1933, including all relevant financial information filed therewith. Since the date of such Form S-11 Registration Statement, there has been no material adverse change in the consolidated business, operations or financial condition of the Borrower and its consolidated Subsidiaries taken as a whole from that set forth in said Registration Statement.

                  6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby.

                  6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  6.05 Action. The Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by the Borrower of each of the Loan Documents have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

                  6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

                  6.07 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X.

                  6.08 Taxes. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them it, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

                  6.09 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.10   Collateral; Collateral Security.

                  (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the pledge of such Mortgage Loan to the Lender, the Borrower was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens on the Mortgage Loan (without taking into account the Lien of the Mortgage on the Mortgaged Property), in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder. No Mortgage Loan pledged to the Lender hereunder was acquired by the Borrower from an Affiliate of the Borrower.

                  (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

                  (c) Upon receipt by the Custodian of each Mortgage Note endorsed in blank by a duly authorized officer of the Borrower, the Lender shall have a fully perfected first priority security interest therein.

                  (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 2 attached hereto, the security interests granted hereunder in the Collateral (to the extent security interests in such Collateral may be perfected under the UCC by filing) will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

                  6.11 Chief Executive Office. The Borrower's chief executive office on the Effective Date is located at 3424 Peachtree Road, N.E., Atlanta, Georgia 30326.

                  6.12 Location of Books and Records. The location where the Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

                  6.13 Hedging. Any Interest Rate Protection Agreements entered into with respect to the Mortgage Loans have been pledged to the Lender.

                  6.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

                  6.15 Tangible Net Worth. On the Effective Date, the Tangible Net Worth is not less than $120,000,000.

                  6.16 ERISA. Each Plan to which the Borrower or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under
Section 7.01(d) hereof.

                  Section 7. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

                  7.01   Financial Statements. The Borrower shall deliver to the
Lender:

                  (a) as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern, and a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (c) from time to time such other information regarding the financial condition, operations, or business of the Borrower as the Lender may reasonably request; and

                  (d) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Borrower knows, or with respect to any Plan or Multiemployer Plan to which the Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of said Sections.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Borrower to the effect that, to the best of such Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).

                  7.02 Litigation. The Borrower will promptly, and in any event within 10 days after service of process on any of the following, give to the Lender notice of all legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

                  7.03   Existence, etc. The Borrower will:

                  (a) preserve and maintain its legal existence as a real estate investment trust;

                  (b) preserve and maintain all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under Section 7.04 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, the Truth in Lending Act, the Real Estate Settlement Procedures Act and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

                  (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

                  (d) not move its chief executive office from the address referred to in Section 6.11 unless it shall have provided the Lender 30 days' prior written notice of such change;

                  (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                  (f) permit representatives of the Lender, during normal business hours and upon reasonable prior notice from the Lender, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender; provided, however, that in the event a Default shall have occurred and be continuing, no prior notice shall be required hereunder.

                  7.04 Prohibition of Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Borrower may merge or consolidate with (a) any wholly owned subsidiary of the Borrower, or (b) any other Person if the Borrower is the surviving corporation so long as, after giving effect thereto, no Default would exist hereunder and the Borrower may sell substantially all of its assets in connection with a securitization of the Mortgage Loans in the ordinary course of its business.

                  7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with
Section 2.06 hereof.

                  7.06   Notices. The Borrower shall give notice to the Lender:

                  (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

                  (b) with respect to any Mortgage Loan pledged to the Lender hereunder, promptly upon receipt of any principal prepayment (in full or part) of such pledged Mortgage Loan;

                  (c) with respect to any Mortgage Loan pledged to the Lender hereunder, promptly upon receipt of notice or actual knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such pledged Mortgage Loan; and

                  (d)    promptly upon receipt of notice or actual knowledge of
(i) any Event of Default (as defined in the Loan Documents) or any material default under any other agreement related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral (other than the Lien of the Mortgage on the related Mortgaged Property) or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

                  7.07 Hedging. The Borrower shall at all times maintain its pledge to the Lender of any Interest Rate Protection Agreements relating to the Mortgage Loans. The Borrower shall deliver to the Lender monthly a written summary of the notional amount of all outstanding Interest Rate Protection Agreements.

                  7.08 Reports. The Borrower shall provide the Lender with a quarterly report, which report shall include, among other items, (a) a summary of the Borrower's delinquency and loss experience with respect to Mortgage Loans serviced by the Borrower, any Servicer or any designee of either, plus any such additional reports as the Lender may reasonably request with respect to the Borrower's or any Servicer's servicing portfolio or pending originations of mortgage loans and (b) a mark to market summary of any residual securities held by the Borrower. The Borrower shall provide the Lender with information, promptly upon the Borrower's receipt, with respect to each Mortgaged Property related to each Mortgage Loan pledged to the Lender hereunder, including without limitation, the operating statements, rent roll (if applicable and which may be provided on a quarterly basis if not available on a monthly basis) and occupancy status of such Mortgaged Property and property level information.

                  7.09 Underwriting Guidelines. The Borrower may amend or otherwise modify the Underwriting Guidelines; provided, however, that the Borrower shall promptly provide the Lender with written evidence of any amendment or modification of the Underwriting Guidelines.

                  7.10 Transactions with Affiliates. The Borrower will not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted or not prohibited under this Loan Agreement, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Agreement to any Affiliate. In no event shall the Borrower pledge to the Lender hereunder any Mortgage Loan acquired by the Borrower from an Affiliate of the Borrower.

                  7.11 Limitation on Liens. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien on the Mortgage Loans (other than the Lien of the Mortgage on the Mortgaged Properties), security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever other than persons claiming through the Lender.

                  7.12 Information Regarding Guarantees. Promptly after the making thereof, the Borrower shall deliver to the Lender any and all information regarding any Guarantees not reflected on Borrower's financial statements in order to permit the Lender to determine the dollar amount of all Guarantees made by the Borrower. For any Guarantee reflected on Borrower's financial statements, Borrower shall deliver to Lender such additional information as the Lender may request in its sole discretion to ascertain the scope of such Guarantee.

                  7.13 Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, the Borrower shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, except as required by the Internal Revenue Code of 1986 (as amended from time to time) to preserve such Borrower's "REIT" status.

                  7.14 Maintenance of Tangible Net Worth. The Borrower shall not permit Tangible Net Worth at any time to be less than $100,000,000.

                  7.15 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth The Borrower shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 12:1.

                  7.16 Maintenance of Profitability. The Borrower shall not permit, for any period of three consecutive fiscal quarters (each such period, a "Test Period"), Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

                  7.17 Servicing Tape. The Borrower shall provide to the Lender on a monthly basis a computer readable magnetic tape containing servicing information, including without limitation those fields reasonably specified by the Lender from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Borrower or any Servicer.

                  7.18 Servicer. The Borrower shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by the Lender; provided that, the Lender's execution of this Loan Agreement shall constitute the Lender's written approval of ERE Yarmouth as a servicer of the Mortgage Loans.

                  7.19 Selection of Collateral. The Borrower shall not select Mortgage Loans to be pledged to the Lender through a process that is adverse to the Lender or which results in the Lender receiving pledged Mortgage Loans that are of lesser quality, determined in the sole discretion of the Lender exercised in good faith, than Mortgage Loans substantially similar to the Mortgage Loans pledged to other lenders pursuant to any other facility to which the Borrower may be a party.

                  7.20 Maintenance of Property; Insurance. The Borrower shall keep all property useful and necessary in its business in good working order and condition. The Borrower shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to the Lender in writing) and shall not reduce such coverage without the written consent of the Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

                  Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

                  (a) the Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

                  (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document, and such default shall have continued unremedied for five (5) Business Days; or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than (i) the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless the Borrower shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made); or

                  (d) the Borrower shall fail to comply with the requirements of Section 7.03(a), Section 7.04, Section 7.05, Section 7.06, and Sections 7.09 through 7.19 hereof; or the Borrower shall fail to comply with the requirements of Section 7.17 hereof and such default shall continue unremedied for a period of three (3) Business Days; or the Borrower shall otherwise fail to comply with the requirements of Section 7.03 or Section 7.20 hereof and such default shall continue unremedied for a period of five (5) Business Days; or the Borrower shall fail to observe or perform any other covenant, condition, or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven Business Days; or

                  (e) other than with respect to Approved Non-Recourse Indebtedness, a final judgment or judgments for the payment of money in excess of $5,000,000.00 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and the Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (f) the Borrower shall admit in writing its inability to pay its debts as such debts become due; or

                  (g) other than with respect to Approved Non-Recourse Indebtedness, the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

                  (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (i) the Custodial Agreement or any Loan Document shall for whatever reason (other than by agreement of the parties therein, including the Lender) be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

                  (j) the Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated or permitted hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

                  (k) other than with respect to Approved Non-Recourse Indebtedness, the Borrower or any of the Borrower's Affiliates shall be in default (after the giving of any required notice and the expiration of any required cure period) under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party, which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract; or

                  (l) the occurrence of a Material Adverse Effect, as determined in the Lender's sole good faith discretion; or

                  (m) ERE Yarmouth, Inc., or its Affiliate, ceases to act as REIT advisor to the Borrower pursuant to the Existing Advisory Agreement, or the Existing Advisory Agreement is materially amended without the prior written consent of the Lender; or

                  (n) the Lender shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Borrower and such information and/or responses shall not have been provided within five (5) Business

Days of such request or such longer period of time as may be reasonably necessary for the Borrower to provide such information.

                  Section 9.  Remedies Upon Default.

                  (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

                  Section 10. No Duty of Lender. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

                  Section 11.       Miscellaneous.

                  11.01 Waiver. No failure on the part of either party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telecopy with confirmation of "good" transmission) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  11.03  Indemnification and Expenses.

                  (a) The Borrower agrees to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, reasonable out-of-pocket costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than (i) the Lender's gross negligence or willful misconduct (ii) in-house administrative, servicing or "set up" costs, and (iii) any hedging losses incurred by the Lender under any Interest Rate Protection Agreement entered into by the Lender in connection with the Mortgage Loans or the Note; provided, however, that to the extent any provision of this Loan Agreement or any other Loan Document expressly provides for the payment of the Lender's expenses or reimbursement of the Lender's costs subject to express qualifications or limitations, such other provisions shall be controlling over the indemnification provisions contained in this Section 11.03. Without limiting the generality of the foregoing the Borrower agrees to hold the Lender harmless from and indemnify the Lender against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than the Lender's gross negligence or willful misconduct or relating to or arising out of any breach, violation or alleged breach or violation of any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in good faith in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

                  (b) The Borrower agrees to pay as and when billed by the Lender all of the reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Lender not to exceed $100,000, (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.03(a), 11.14 and 11.15 hereof, subject to the Due Diligence Cap, incurred by the Lender, (iii) in-house administrative, servicing or "set up" costs, and (iv) any hedging losses incurred by the Lender under any Interest Rate Protection Agreement entered into by the Lender in connection with the Mortgage Loans or the Note; provided, however, that to the extent any provision of this Loan

Agreement or any other Loan Document expressly provides for the payment of the Lender's expenses or reimbursement of the Lender's costs subject to express qualifications or limitations, such other provisions shall be controlling over the indemnification provisions contained in this Section 11.03.

                  11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

                  11.05 Successors and Assigns . This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06 Survival. The obligations of the Borrower under Sections 3.03 and 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                  11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

                  11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

                  11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

                  11.10 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR

PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

                  (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.12  Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

                  (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

                  (c) no joint venture exists between the Lender and the Borrower.

                  11.13 Hypothecation or Pledge of Loans. Subject to the rights of the Mortgagors under the Mortgage Loans, the Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower. Without limiting the Lender's rights pursuant to the preceding sentences, anything to the contrary herein notwithstanding, the Lender agrees that it will not syndicate or participate the Loans to any other Person.

                  11.14  Servicing.

                  (a) The Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Borrower provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Secured Obligations have been paid in full or (iii) the transfer of servicing approved by the Borrower.

                  (b) If the Mortgage Loans are serviced by the Borrower, (i) the Borrower agrees that the Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"), and (ii) the Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of the Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

                  (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), the Borrower (i) shall provide a copy of the servicing agreement to the Lender, which shall be in form and substance reasonably acceptable to the Lender (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to the Lender and the Lender's successors and assigns all right, title, interest of the Borrower in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. The Lender hereby approves ERE Yarmouth, as the initial Servicer, and the terms of the Existing Servicing Agreement and the Existing Advisory Agreement. Any amendments to such agreements which materially increase the fees payable by the Borrower or materially modify the Servicer's rights or obligations under the Existing Servicing Agreement shall be subject to the Lender's approval, which shall not be unreasonably withheld.

                  (d) If the servicer of the Mortgage Loans is the Borrower or the Servicer is an Affiliate of the Borrower, the Borrower shall provide to the Lender a letter from the Borrower or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Servicing Agreement and transfer servicing to its designee, at no cost or expense to the Lender, it being agreed that the Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Lender.

                  (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of such Mortgage Loan and the Borrower will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement.

                  (f) In the event the Borrower or its Affiliate is servicing the Mortgage Loans, the Borrower shall permit the Lender to inspect the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

                  11.15 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one
(1) Business Day's) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Borrower and/or the Custodian at their respective normal locations. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender may make Loans to the Borrower based solely upon the information provided by the Borrower to the Lender in the Mortgage Loan Tape and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower. Notwithstanding anything to the contrary contained herein, it is agreed by the Lender that the Borrower's obligation to reimburse the Lender for any and all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.15 ("Due Diligence Costs") shall be limited to an aggregate amount equal to $25,000 per annum (the "Due Diligence Cap"); provided that, in the event that a Default or an Event of Default shall have occurred, the Due Diligence Cap shall not apply to any due diligence performed by the Lender as a result of such Default or Event of Default (as evidenced by the Lender's conduct of any due diligence within five (5) calendar days following its receipt of notice of a Default or Event of Default), and the Borrower shall reimburse the Lender for any and all such Due Diligence Costs and no such Due Diligence Cap shall apply thereto. Notwithstanding the foregoing, any amounts paid pursuant to this Section 11.15 shall be credited against any underwriting fee due and payable to MS&Co. at the time such amounts accrue.

                  11.16 Intent. The parties recognize that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

                  11.17  Confidential Information.

                  (a) The Lender hereby acknowledges and agrees that all written or computer-readable information provided by the Borrower to the Lender regarding the Borrower or the Collateral (the "Borrower Confidential Information"), shall be kept confidential and each of their respective contents will not be divulged to any party without Borrower's consent except to the extent that (i) the Lender deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Borrower Confidential Information is in the public domain other than due to a breach of this covenant, (iii) the Lender reasonably deems appropriate in connection with exercising any or all of the Lender's rights or remedies or complying with any obligations under any of the Loan Documents.

                  (b) The Borrower hereby acknowledges and agrees that all written or computer-readable information provided by the Lender to the Borrower regarding the Lender (the "Lender Confidential Information"), shall be kept confidential and each of their respective contents will not be divulged to any party without Lender's consent except to the extent that (i) the Borrower deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Lender Confidential Information is in the public domain other than due to a breach of this covenant, (iii) the Borrower reasonably deems appropriate in connection with exercising any or all of the Borrower's rights or remedies or complying with any obligations under any of the Loan Documents.

                  (c) The provisions set forth in this Section 11.17 shall survive the termination of this Loan Agreement for a period of two (2) years following such termination.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.


                                   BORROWER


                                   CHASTAIN CAPITAL CORPORATION


                                   By:
                                        ---------------------------------------
                                        Title:


                                   Address for Notices:

                                   Chastain Capital Corporation
                                   3424 Peachtree Road, N.E., Suite 800
                                   Atlanta, Georgia  30326-1113


                                   Attention: Mr. Rufus A. Chambers, Jr.
                                   Telecopier No.: 404-848-8929
                                   Telephone No: 404-848-8600


                                   LENDER


                                   MORGAN STANLEY MORTGAGE
                                          CAPITAL INC.


                                   By:
                                        ---------------------------------------
                                        Title:


                                   Address for Notices:


                                   1585 Broadway
                                   New York, New York  10036
                                   Attention: Mr. Marc Flamino
                                   Telecopier No.: 212-761-0093
                                   Telephone No.: 212-761-2408

                                                                      SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS



         Part I. Eligible Multifamily Mortgage Loans and Eligible Commercial Mortgage Loans

                  Except as disclosed in writing to the Lender, as to each multifamily and commercial Mortgage Loan included in the Borrowing Base on a Funding Date or on any other date on which Collateral is determined (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part II to this Schedule 1). With respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, the knowledge or lack of knowledge of Borrower shall not be considered a breach of the representation or warranty for any other reason, such Mortgage Loan shall be reduced to reflect Lender's determination of the diminution in value caused by such breach; provided, however, that if the Lender, acting in good faith, cannot promptly determine such diminution in value, the Lender may assign such Mortgage Loan a Collateral Value of zero. With respect to Mortgage Loans assigned a Collateral Value of zero as a result of the Lender's inability to determine the appropriate diminution in value, if the Lender subsequently determines the diminution in value, the Lender shall promptly revise the Collateral Value as appropriate.

                (i) The information set forth in the Mortgage Loan Schedule as to the Mortgage Loan is complete, true and correct in all material respects;

                (ii) The Borrower is the sole owner and holder of the Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such Mortgage Loan free and clear of any interest or claim of a third party;

                (iii) The Mortgage Loan has not been since the date of origination by the applicable Qualified Originator, and currently is not, thirty or more days delinquent, and the Mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves;

                (iv) The Borrower has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

                (v) The Mortgage Loan Documents have been duly and properly executed, and (B) the Mortgage Loan Documents are legal, valid and binding obligations of the Mortgagor, and their terms are enforceable against the Mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent



                                     S-2-1
                           conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity;

                  (vi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies, insuring the Qualified Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of the Borrower, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of the Borrower, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the Mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan). To the actual knowledge of the Borrower, no material claims have been made under such title policy;

                  (vii) As of the date of origination of the Mortgage Loan there were no, and to the best knowledge of the Borrower there are no, mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy;

                  (viii) Each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage Loan Documents, in an amount not less than the replacement cost of the Mortgaged Property; each Mortgaged Property was also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and the Mortgage Loan Documents obligate the Mortgagor to maintain all such insurance and, upon the Mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor;




                                     S-2-2

                  (ix) As of the most recent date of inspection of each Mortgaged Property by the Borrower, based solely on the Borrower's review of the report prepared by the engineer who inspected the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements with respect to the Mortgage Loan (which report indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to such Mortgaged Property, as well as the estimated cost of such items and improvements and the most recent visual inspection (as described in (xviii) below) of the Mortgaged Property), no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan and is in good repair. The Borrower has neither received notice, nor is otherwise actually aware, of any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the Mortgagor's ability to perform its obligations under its related Mortgage Loan;

                  (x) To the Borrower's best knowledge, after review of compliance confirmations from applicable municipalities, surveys and/or title insurance endorsements, none of the improvements included for the purpose of determining the Appraised Value of each Mortgaged Property (except Mortgaged Properties which are legal non-conforming uses and except for immaterial encroachments or where the same is covered by title insurance policy endorsement) at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added (except legal non-conforming uses);

                  (xi) The Mortgage Loan does not violate applicable usury laws;

                  (xii) Since the date of origination of the Mortgage Loan, the terms of the Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the Mortgage Loan Schedule and which are evidenced by documents in the Mortgage File delivered to the Custodian) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner;

                  (xiii) All applicable Mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents;



                                     S-2-3

                  (xiv) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, subject only to those exceptions described in clause (vi) above. To the best of the Borrower's knowledge and without affirmative investigation, no person other than the relevant Mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (vi) above;

                  (xv) Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (vi) above;

                  (xvi) The Borrower has not taken any action, nor does the Borrower have any knowledge that the Mortgagor has taken any action, that would cause the representations and warranties made by the Mortgagor in the Mortgage Loan Documents not to be true;

                  (xvii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Borrower covenants that it will not make any future advances under the Mortgage Loan to the Mortgagor. Except for the escrows and disbursements therefrom as contemplated by the Mortgage Loan Documents, any Mortgagor requirements for on or off-site improvements as to disbursement of any escrow funds therefor have been complied with;

                  (xviii) The Borrower has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof;

                  (xix) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, except with respect to those Mortgage Loans that provide for deferred interest;

                  (xx) The Mortgage Loan is a whole loan and contains no equity participation by the lender;

                  (xxi) To the best knowledge of the Borrower, no fraudulent acts were committed by the Borrower in connection with the origination process of the Mortgage Loan;


                  (xxii) All taxes and governmental assessments that prior to the date of origination of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Mortgage Loan;


                                     S-2-4

                  (xxiii) To the extent required under applicable law, the Borrower was authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mortgage Loan;

                  (xxiv) To the best knowledge of the Borrower, there is no material default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents and the Borrower has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing;

                  (xxv) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Mortgagor which would materially interfere with such right to foreclosure;

                  (xxvi) With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases where warranted, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. The Borrower has reviewed each such report and update. The Borrower, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting the related Mortgaged Property that was not disclosed in the related report and/or update. The Borrower has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. The Borrower has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

                  (xxvii) The Mortgage Loan Documents contain provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if (A) the Mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or (B) any direct or indirect interest in Mortgagor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Mortgage Loan Documents;

                  (xxviii) To the best of the Borrower's knowledge and without affirmative investigation or inquiry, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Mortgagor or any Mortgaged Property, the adverse outcome of which could materially and adversely affect the Mortgagor's performance of its obligations under the Mortgage Loan Documents;


                                     S-2-5

                 (xxix) The servicing and collection practices used by any Servicer, and to the best of the Borrower's knowledge, the origination practices of the related Qualified Originator, have been in all respects legal, proper and prudent and have met customary industry standards except to the extent that, in connection with its origination, such standards were modified by the applicable Qualified Originator in its reasonable discretion;

                  (xxx) In connection with the assignment, transfer or conveyance of any individual Mortgage, the Note and Mortgage contain no provision limiting the right or ability of the applicable Qualified Originator to assign, transfer and convey the Mortgage to any other person or entity;

                  (xxxi) If any Mortgaged Property is subject to any leases (other than any Ground Lease referred to in (xxxv) below), to the best of the Borrower's knowledge, the Mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and Assignment of Leases, Rents and Profits, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (vi) hereof;

                  (xxxii) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Mortgage Loan;

                  (xxxiii) Any insurance proceeds in respect of a casualty loss or taking (other than business interruption/rental interruption proceeds) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the Mortgage Loan Documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration;

                  (xxxiv) Either (a) no improvements located on a Mortgaged Property are located in a federally-designated special flood hazard area as defined by the Federal Insurance Administration or, (b) the Mortgagor is required to maintain, or the Borrower maintains, flood insurance with respect to such improvements in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended;

                  (xxxv) With respect to any Mortgage which is secured in whole or in part by the interest of a Mortgagor as a lessee under a Ground Lease and based upon the



                                     S-2-6
                           terms of the Ground Lease or an estoppel letter from the ground lessor the following apply to such Ground
                           Lease:

                                    (A) The Ground Lease or a memorandum thereof
                           has been duly recorded, the Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan Documents delivered to the Custodian.

                                    (B) The Ground Lease is not subject to any
                           liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any exceptions described in clause (vi) hereof.

                                    (C) The Borrower's interest in the Ground
                           Lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

                                    (D) To the best of the Borrower's knowledge,
                           as of the Origination Date of the Mortgage Loan, the Ground Lease was in full force and effect and no material default had occurred under the Ground Lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease. No notice of default under the Ground Lease has been received by the Borrower.

                                    (E) The Ground Lease requires the lessor
                           thereunder to give notice of any default by the lessee to the mortgagee; and the Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the Ground Lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such Ground Lease or estoppel letter.

                                    (F) The mortgagee is permitted a reasonable
                           opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any default under the Ground Lease which is curable after the receipt of notice of any default, before the lessor thereunder may terminate the Ground Lease.

                                    (G) The Ground Lease either (i) has a term
                           which extends not less than ten (10) years beyond the maturity date of the related Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds not less than ten (10) years beyond the maturity date of the related Mortgage Loan.



                                     S-2-7

                                    (H) The ground lease requires the lessor to
                           enter into a new lease with the mortgagee having substantially similar terms as the old lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults to the extent they are curable and succeeds to the interest of the Mortgagor.

                                    (I) Under the terms of the Ground Lease and
                           the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

                                    (J) Such Ground Lease does not impose any
                           material restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor.

                                    (K) Either the Ground Lease or the related
                           Mortgage contains the Borrower's covenant that such Ground Lease shall not be amended, canceled, or terminated without the prior written consent of the [mortgagee].

                                    (L) Either the Ground Lease or an estoppel
                           letter contains a covenant that the lessor thereunder is not permitted in the absence of an uncured default under the Ground Lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

                  (xxxvi) (A) the Mortgage Loan is directly secured by a Mortgage on commercial real property or multifamily residential property, and (B) the principal amount of the Mortgage Loan either (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the related Funding Date, was at least equal to 80% of the fair market value of such real property, as evidenced by an appraisal conducted within 12 months of the origination of the Mortgage Loan, or as determined by the Borrower based on market studies and pursuant to its underwriting standards; provided that the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregated basis) and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregate basis);



                                     S-2-8

                  (xxxvii) To the best knowledge of the Borrower, certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property;

                  (xxxviii)Any escrow accounts for taxes or other reserves
                           required to be funded on the date of origination of the Mortgage Loan pursuant to the Mortgage Loan documents have been funded and all such escrow accounts required to have been funded as of the Funding Date (taking into account any applicable notice and grace period) have been funded;

                  (xxxix) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of the related Mortgage to the Lender, and the related Reassignment of Assignment of Leases, Rents and Profits, if any, constitutes a legal, valid and binding assignment thereof to the Lender;

                  (xl) The related Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases, Rents and Profits and any related security agreement and escrow agreement and any other collateral being transferred to the Lender hereunder; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon and any other collateral pledged or given as part of the Mortgage Loan Documents being assigned to the Lender hereunder; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to the Lender hereunder (except for Mortgage Loans, if any, which are cross-collateralized with other Mortgage Loans being conveyed to the Lender or subsequent transferee hereunder and identified on the Mortgage Loan Schedule);

                  (xli) To the Borrower's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated;

                  (xlii) The Mortgage Loan is directly secured by a first lien on one or more parcels of real estate upon which is located one or more commercial structures; and the Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

                  (xliii) With respect to each Mortgage Loan in excess of $5,000,000: (A) The Borrower is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which is formed or organized solely for the purpose of



                                     S-2-9
                           owning and operating a single property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

                                    (B) A non-consolidation opinion was obtained
                           for the Borrower or affiliated group of the Borrower of Mortgage Loans or groups of Mortgage Loans with an original principal balance in excess of $20,000,000.

                                    (C) The general partners or managing members
                           of the Borrower or Affiliates of the Borrower of Mortgage Loans or groups of Mortgage Loans having an original principal balance in excess of $20,000,000 have an independent director.




















                                    S-2-10

                              Part II Defined Terms

                  In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Schedule 1:

                  "ALTA" means the American Land Title Association.

                  "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "FNMA" means the Federal National Mortgage Association, or any successor thereto.

                  "Ground Lease" means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee's interest in which is held by the Mortgagor of the related Mortgage Loan.

                  "Origination Date" means, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

                   "Qualified Originator" means the Borrower or an originator of Mortgage Loans reasonably acceptable to the Lender.

                   "Underwriting Guidelines" shall mean the underwriting guidelines attached as Exhibit F hereto.
















                                    S-2-11

                                                                      SCHEDULE 3

                        FILING JURISDICTIONS AND OFFICES



The office of the Superior Court of Fulton County, Georgia



















                                      S-2-1

                                                                      SCHEDULE 4

                               DELIVERY PROCEDURES

                           [TO BE PROVIDED BY LENDER]























                                     S-2-1

                                                                     SCHEDULE 5A

                          REQUIRED FIELDS FOR MORTGAGE
                                LOAN LENDER TAPE


I.  Acceptable File Formats:

         1. Fixed Position ASCII - Header line is mandatory.
         2. Databases - (dBase, FoxPro) - No memo fields.
         3. Spreadsheet - (Lotus,  Excel)
                  a. Remove empty rows between records.
                  b. Remove empty columns between fields.
                  c. Date fields must contain valid date formats, not character labels.
                  d. Numeric fields must not contain characters.  If the value is 0 or not applicable, leave blank or 0.
                  e. Unhide all columns and rows.
                  f. Remove all splits and panes.
         4. Comma-Delimited ASCII - Header record is optional.

II. Additional data requirements:

         1. For Fixed Position ASCII and Database files, provide file layout detailing field description, starting position and ending positions or length for initial set-up file only. The starting positions and the field widths remain consistent on every loan and every file.
         2. For comma-delimited ASCII files, please provide field descriptions and order of fields for initial file only.
         3. For all file formats, provide comprehensive code definitions for all fields indicated with an asterisk(*) for the initial set-up file only. Code definitions must be exactly the same within the file and on every file. Provide any additional codes on subsequent files not provided on the initial set-up file
         4. The order of the fields must remain the same on every file.
         5. The scale of a number field must remain the same on every file. For example, a coupon of 7.5% must always show as 7.5 or .075, but not both.

III. File transmission:
         1.         Email:
                    CC:     atodd@ms.com
         2.        Modem: 212-296-3132 or (212) 761-3922.

Please call 212-761-2128 prior to transmission.

Commercial Fields Required for Data Transmission

1.    Loan Number
2.    Borrower Name
3.    Property Address
4.    Property City
5.    Property State





                                     S-2-1

6.    Property County
7.    Property Zip
8.    Lien Position
9.    Adjustment Type (ARM or Fixed)
10. Property (Collateral) Type - Office, Retail Store: Anchored, Unanchored, Shadow, etc.
11.   Occupancy Rate (if applicable)
12.   Original Coupon
13.   Current Coupon
14.   Original Balance
15.   Current Balance
16.   Original P&I
17.   Current P&I
18.   Origination Date
19.   First Payment Date
20.   Maturity Date
21.   Date Paid Through
22.   Original Term
23.   Original Amortization Term
24.   Product Type (2/6 Arm, 3/6 Arm, etc.)
25.   Balloon Flag
26.   Original LTV
27.   Original Appraisal
28.   Unit DSCR (Debt Service Coverage Ratio)*
29.   Corporate DSCR
30.   Payment Frequency (monthly, quarterly, semi, etc.)
31.   Servicing Fee
32.   Prepayment Penalty Period
33.   Prepayment Penalty Description

                  *"Debt Service Coverage Ratio" or "DSCR" mean the ratio of Net Underwritable Cash Flow plus interest expense to long and short-term borrowing requirements over the trailing twelve months, based on the actual mortgage coupon rate for fixed rate Mortgage Loans and at the lifetime cap rate for any floating interest rate Mortgage Loans, with the exact components of such ratio determined by the Lender in its sole, good faith judgment. "Net Underwritable Cash Flow" shall mean the net operating income (making certain assumptions regarding minimum vacancy levels, the lesser of actual and "market" rental rates, management fees and other factors) less structural reserves and reserves for tenant improvements and leasing commissions (whether these three types of reserves are actually impounded or not), as such components are agreed upon by the Borrower and the Lender.]


If the loan is an Adjustable Rate Loan, the following additional information is necessary:

1.    Index Type (1 YR Treasury, 6 Mo. LIBOR, etc.)
2.    Rounding Factor
3.    Convertible
4.    Neg. Am Flag
5.    Neg. Am Cap
6.    Periodic Payment Cap
7.    Margin
8.    Maximum Rate



                                     S-2-2

9.    Minimum Rate
10.   Initial Periodic Rate Cap
11.   Subsequent Periodic Rate Cap
12.   First Rate Adjustment Date
13.   First Payment Adjustment Date
14.   Rate Adjustment Period
15.   Payment Adjustment Period























                                     S-2-3

                                                                     SCHEDULE 5B

                               REQUIRED FIELDS FOR
                          MORTGAGE LOAN CUSTODIAN TAPE


[TO BE CONFIRMED]

Commercial Fields Required for Data Transmission:

1.    Loan Number
2.    Borrower Name
3.    Property Address
4.    Property City
5.    Property State
6.    Property County
7.    Property Zip
8.    Original Balance
9.    Original Coupon
10.   Maturity Date
11.   Wet (Yes/No)













                                     S-2-1

                                                                       EXHIBIT A



                            [FORM OF PROMISSORY NOTE]

$ 500,000,000                                                       May 15, 1998
                                                              New York, New York

                  FOR VALUE RECEIVED, CHASTAIN CAPITAL CORPORATION, a Georgia corporation (the "Borrower"), hereby promises to pay to the order of MORGAN STANLEY MORTGAGE CAPITAL INC. (the "Lender"), at the principal office of the Lender at 1585 Broadway, New York, New York, 10036, in lawful money of the United States, and in immediately available funds, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

                  This Note is the Note referred to in the Master Loan and Security Agreement dated as of May 15, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

                  The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

                  Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

                  The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

                  Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO APPLY TO THIS NOTE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.


                                       CHASTAIN CAPITAL CORPORATION


                                       By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                SCHEDULE OF LOANS

                  This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:


               PRINCIPAL AMOUNT      INTEREST   AMOUNT PAID  UNPAID PRINCIPAL     NOTATION
   DATE MADE        OF LOAN            RATE      OR PREPAID        AMOUNT          MADE BY
---------------------------------------------------------------------------------------------

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

                                                                       EXHIBIT B

                         [FORM OF CUSTODIAL AGREEMENT]


                         [Stored as a separate document]

                                                                       EXHIBIT C

                    [FORM OF OPINION OF COUNSEL TO BORROWER]

                                     (date)

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:


         You have requested [our] [my] opinion, as counsel to Chastain Capital
Corporation, a [       corporation] (the "Borrower"), with respect to certain
matters in connection with that certain Master Loan and Security Agreement, dated as of May 15, 1998 (the "Loan and Security Agreement"), by and between the Borrower and Morgan Stanley Mortgage Capital Inc. (the "Lender"), being executed contemporaneously with a Promissory Note dated May 15, 1998 from the Borrower to the Lender (the "Note"), a Custodial Agreement, dated as of May 15, 1998 (the "Custodial Agreement"), by and among the Borrower, LaSalle National Bank (the "Custodian"), and the Lender. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.


         [We] [I] have examined the following documents:

         1.       the Loan and Security Agreement;

         2.       the Note;

         3.       Custodial Agreement;

         4. unfiled copies of the financing statements listed on Schedule 1 - (collectively, the "Financing Statements") naming the Borrower as Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 - (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 - (the "Filing Offices");

         5. the reports listed on Schedule 2 - as to UCC financing statements (collectively, the "UCC Search Report"); and

         6. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

         To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrower contained in the Loan and Security Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

         Based upon the foregoing, it is [our] [my] opinion that:

         1.       The Borrower is a [       corporation] duly organized, validly
existing and in good standing under the laws of [state] and is qualified to transact business in, and is in good standing under, the laws of the state of [state].

         2. The Borrower has the [corporate] power to engage in the transactions contemplated by the Loan and Security Agreement, the Note, and the Custodial Agreement and all requisite [corporate] power, authority and legal right to execute and deliver the Loan and Security Agreement, the Note, and the Custodial Agreement and observe the terms and conditions of such instruments. The Borrower has all requisite [corporate] power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

         3. The execution, delivery and performance by the Borrower of the Loan and Security Agreement, the Note, and the Custodial Agreement, and the borrowings by the Borrower and the pledge of the Collateral under the Loan and Security Agreement have been duly authorized by all necessary corporate action on the part of the Borrower. Each of the Loan and Security Agreement, the Note and the Custodial Agreement have been executed and delivered by the Borrower and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Borrower, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Mortgage Loans.


         4. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Borrower for the execution, delivery or performance by the Borrower of the Loan and Security Agreement, the Note and the Custodial Agreement or for the borrowings by the Borrower under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral, pursuant to the Loan and Security Agreement.


         5. The execution, delivery and performance by the Borrower of, and the consummation of the transactions contemplated by, the Loan and Security Agreement, the Note and the Custodial Agreement do not and will not (a) violate any provision of the Borrower's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

         6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Borrower which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Borrower or in any material impairment of the right or ability of the Borrower to carry on its business substantially as now conducted or in any material liability on the part of the Borrower or which would draw into question the validity of the Loan and Security Agreement, the Note, the Custodial Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Borrower to perform under the terms of the Loan and Security Agreement, the Note, the Custodial Agreement or the Mortgage Loans.


         7. The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrower in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

         8. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Borrower, the security interest referred to in paragraph 7 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Borrower therein, in the Mortgage Loan evidenced thereby and in the Borrower's interest in the related Mortgaged Property.


         9.       (a)    Upon the filing of financing statements on Form UCC-1
naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 1 attached hereto, the security interests referred to in paragraph 8 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

                  (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

         10. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.


                                   Very truly yours,

         EXHIBIT D


                        [FORM OF REQUEST FOR BORROWING]



         Master Loan and Security Agreement, dated as of May 15, 1998 (the "Loan and Security Agreement"), by and between the Borrower and Morgan Stanley Mortgage Capital Inc. (the "Lender"),

Lender:                       Morgan Stanley Mortgage Capital Inc.

Borrower:                     Chastain Capital Corporation

Requested Fund Date:
                              -----------------------------------------
Transmission Date:
                              -----------------------------------------

Transmission Time:

Type of Funding:
(Table or Dry)
                              -----------------------------------------

Type of Loan Requested:
(Committed or Uncommitted)
                              -----------------------------------------

Number of Mortgage
Loans to be Pledged:
                              -----------------------------------------

UPB:                          $
                              -----------------------------------------

Requested Wire Amount:        $
                              -----------------------------------------

Interest Period (if any):
                              -----------------------------------------

Wire Instructions:




Requested by:

CHASTAIN CAPITAL CORPORATION


By:
     ---------------------------------------
     Name:
     Title:

                                                                     EXHIBIT E-1

                      [FORM OF BORROWER'S RELEASE LETTER]

                                     [Date]

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York 10036
Attention:
           --------------------
Facsimile:
           --------------------

  Re: Master Loan and Security Agreement, dated as of May 15, 1998 (the "Loan and Security Agreement"), by and between Chastain Capital Corporation (the "Borrower") and Morgan Stanley Mortgage Capital Inc. (the "Lender")

Ladies and Gentlemen:

         With respect to the mortgage loans described in the attached Schedule A (the "Mortgage Loans") (a) we hereby certify to you that the Mortgage Loans are not subject to a lien of any third party and (b) we hereby release all right, interest or claim of any kind with respect to such Mortgage Loans, such release to be effective automatically without further action by any party upon payment from Morgan Stanley Mortgage Capital Inc., of the amount of the Loan contemplated under the Loan and Security Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Loan and Security Agreement.


                                        Very truly yours,

                                        Chastain Capital Corporation


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:












                                     E-1-1

                                                                     EXHIBIT E-2

                   FORM OF WAREHOUSE LENDER'S RELEASE LETTER

                                     (Date)

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York 10036
Attention:
            ----------------
Facsimile:
            ----------------

  Re: Certain Mortgage Loans Identified on Schedule A - hereto and owned by Chastain Capital Corporation



         The undersigned hereby releases all right, interest, lien or claim of any kind with respect to the mortgage loan(s) described in the attached Schedule A, such release to be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds of $____________________, in accordance with the following wire instructions:


                                             ----------------------------------


                                             ----------------------------------



                                             Very truly yours,


                                             [WAREHOUSE LENDER]


                                             By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT F



                            UNDERWRITING GUIDELINES

                                                                       EXHIBIT G

                       FORM OF BLOCKED ACCOUNT AGREEMENT
                                                                 ______ __, 1997

------------------
------------------
------------------

Attn:
     -------------


  Re: Blocked Account Established by Chastain Capital Corporation ("Borrower") Pursuant to that Certain Servicing Agreement (as amended, supplemented or otherwise modified from time to time, the "Servicing
         Agreement"), dated       , 199_, between Servicer and Borrower

Ladies and Gentlemen:


         We refer to the collection account established by [NAME OF SERVICER] (the "Servicer") for the Borrower and the Lender, pursuant to the Loan Agreement, at [BANK], [CITY], [STATE], Account No. [ACCOUNT #], ABA# [ABA #], subaccount identified with respect to Mortgage Loans pledged to the Lender (the "Blocked Account"), which the Borrower maintains in accordance with the Loan Agreement.

         Pursuant to the Loan Agreement, the Servicer will, from time to time, deposit or cause to be deposited into the Blocked Account funds received from borrowers for payment of Mortgage Loans made by the Borrower. The Lender has established a secured loan arrangement with the Borrower. By its execution of this letter, the Borrower acknowledges that the Borrower has granted a security interest in all of the Borrower's right, title and interest in and to the Blocked Account and any funds from time to time on deposit therein with respect to such Mortgage Loans, that such funds are received by the [BANK] in trust for the benefit of the Lender and, except as provided below, are for application against the Borrower's liabilities to the Lender.

         Except as expressly provided to the contrary herein, the Blocked Account shall be subject to the sole dominion and control of the Lender.

         By the [BANK]'s execution of this letter, it agrees: (a) that all funds from time to time hereafter in the Blocked Account are the property of the Borrower held in trust for the benefit of, and subject to a security interest in favor of, the Lender; (b) that the [BANK] will not exercise any right of set-off, banker's lien or any similar right in connection with such funds provided, that in the event any check is returned to the [BANK] because of insufficient funds (or is otherwise unpaid) the [BANK] shall be entitled to set off the amount of any such returned check; (c) that until the [BANK] receives written notification from the Lender to the contrary, as set forth in clause (e) below, the Servicer shall be entitled to withdraw or transfer funds from the Blocked Account; (d) except as set forth in the ______ Agreement or in clause (c) above, the [BANK] will not permit any person or entity to withdraw or transfer funds from the Blocked Account; and (e) that if the Lender shall notify the [BANK] that an event of default has occurred under the Lender's secured lending arrangement with the Borrower, the [BANK] shall not permit the Servicer and/or the Borrower to make any further withdrawals or transfers and shall thereafter cause or permit withdrawals from the Blocked Account solely in such manner as the Lender may instruct.


         All bank statements in respect to the Blocked Account shall be sent to the Servicer with copies to:

                    Morgan Stanley Mortgage Capital Inc.
                    1585 Broadway
                    New York, New York 10036
                    Attention: Mr. Marc Flamino


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.

                                   Very truly yours,

                                   MORGAN STANLEY MORTGAGE CAPITAL INC.

                                   By:
                                      ----------------------------------------
                                   Title:





Agreed and acknowledged:

[BANK]


By:
   --------------------------------------------
Title:


Agreed and acknowledged:


-----------------------------------------------

By:
   --------------------------------------------
Title:

                                                                       EXHIBIT H



                           [FORM OF BAILEE AGREEMENT]








                                  May 15, 1998


Paul, Hastings, Janofsky & Walker LLP
399 Park Avenue
New York, New York 10022
Attention: Kevin J. O'Shea, Esq.

         Re: Bailee Agreement (the "Bailee Agreement") in connection with the pledge of certain mortgage loans by Chastain Capital Corporation (the "Borrower") to Morgan Stanley Mortgage Capital Inc. (the "Lender")

Gentlemen and Mesdames:

         In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lender and Paul, Hastings, Janofsky & Walker LLP (the "Bailee") hereby agree as follows:

         1. The Borrower shall deliver to the Bailee in connection with any Mortgage Loans delivered to the Bailee hereunder an Identification Certificate in the form of Annex 1 attached hereto to which shall be attached a Mortgage Loan Schedule identifying which Mortgage Loans are being delivered to the Bailee hereunder. Such Mortgage Loan Schedule shall contain the following fields of information: (a) the mortgage loan identifying number; (b) the mortgagor's name; (c) the mortgaged property's street address, city, state and zip code; (d) the original balance; (e) the current principal balance; (f) the original mortgage interest rate; (g) the original term; (h) the remaining term;
(i) the date of the last payment made and the due date of such payment; (j) the Collateral Value of such Mortgage Loan; (k) a field indicating whether the Mortgage Loan is a Table Funded Mortgage Loan; and (l) a field indicating whether the Mortgage Loan is an Eligible Multifamily Mortgage Loan or an Eligible Commercial Mortgage Loan.

         2. On or prior to the date indicated on the Identification Certificate delivered by the Borrower (the "Funding Date"), the Borrower shall have delivered to the Bailee, as bailee for hire, the following original documents (collectively, the "Mortgage File") for each mortgage loan (the "Mortgage Loans") listed in Exhibit A attached hereto (the "Mortgage Loan Schedule"):

         (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________ without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized Person (in the event that the Mortgage Loan was acquired by the

Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

         (b) The original of the guarantee executed in connection with the Mortgage Note (if any).

         (c) The original Mortgage with evidence of recording thereon, or a copy thereof together with an Officer's Certificate of the Borrower or a Settlement Agent certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (d) The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an Officer's Certificate of the Borrower or a Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (e) The original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

         (f) The originals of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof together with an Officer's Certificate of the Borrower certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (g) The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same.

         (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

         (i) The original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an Officer's Certificate of the Borrower or an approved Settlement Agent certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (j) The original assignment of assignment of leases and rents, if any, from the Borrower in blank, in form and substance acceptable for recording.

         (k) A copy of the UCC-1 Financing Statements, certified as true and correct by the Borrower, and all necessary UCC-3 Continuation Statements with evidence of filing thereon or copies thereof certified by the Borrower or an approved Settlement Agent to have been sent for filing, and UCC-3 Assignments executed by the Borrower in blank, which UCC-3 Assignments shall be in form and substance acceptable for filing.

         (l)      An environmental indemnity agreement (if any).

         (m)      An omnibus assignment in blank (if any).

         (n) A disbursement letter from the Mortgagor to the original mortgagee (if any).

provided, however, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Borrower shall deliver to the Custodian a true copy thereof with a certification by the Borrower on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation". The Borrower will deliver such original documents, together with any related policy of title insurance not previously delivered, on behalf of the Borrower to the Custodian promptly after they are received.

         3. The Bailee shall issue and deliver to the Lender and the Custodian prior to [____] on the Funding Date by facsimile (a) in the name of the Lender, an initial trust receipt and certification in the form of Annex 2 hereto (the "Trust Receipt") which Trust Receipt shall state that the Bailee has received the documents comprising each Mortgage File as listed in Paragraph 2 hereof for each Mortgage Loan listed on the Mortgage Loan Schedule except for such documents listed on the Mortgage Loan Schedule and Exception report attached thereto and (b) a copy of the executed documents listed in Paragraph 2
(a).

         For purposes of this Bailee Agreement:

         (a) the "Mortgage Loan Schedule and Exception Report" shall mean a list of Mortgage Loans delivered by the Bailee to the Lender on the Funding Date, reflecting the Mortgage Loans held by the Bailee for the benefit of the Lender, which includes any Exceptions with respect to each Mortgage Loan listed thereon. Each Mortgage Loan Schedule and Exception Report shall set forth (a) the Mortgage Loans being pledged to the Lender on the Funding Date as well as the Mortgage Loans previously pledged to the Lender (if any) and held by the Bailee under this Bailee Agreement, and (b) all Exceptions with respect thereto, with any updates thereto from the time last delivered; and

         (b) an "Exception" shall mean, with respect to any Mortgage Loan, any of the following: (i). the variances from the requirements of Section 1 hereof with respect to the Mortgage Files (giving effect to the Borrower's right to deliver certified copies in lieu of original documents in certain circumstances), and (ii) any Mortgage Loan with respect to which the Bailee receives written notice or has actual knowledge of a lien subject or security interest in favor of a person other than the Lender with respect to such Mortgage Loan.

         4. On the applicable Funding Date, in the event that the Lender fails to make a Loan to the Borrower secured by the Mortgage Loans identified in the related Identification Certificate, the Lender shall deliver by facsimile to the Bailee at (212) 319-4090 to the attention of Kevin J.

O'Shea, Esq. an authorization (the "Facsimile Authorization") to release the Mortgage Files with respect to the Mortgage Loans identified therein to the Borrower. Upon receipt of such Facsimile Authorization, the Bailee shall release the Mortgage Files to the Borrower in accordance with the Borrower's instructions.

         5. Following the Funding Date, the Bailee shall forward the Mortgage Files to LaSalle National Bank, 135 S. LaSalle Street, Chicago, Illinois 60674 Attention: Ms. Mary Ann Ashmore (the "Custodian") by insured overnight courier for receipt by the Custodian no later than three (3) Business Days following the applicable Funding Date (the "Delivery Date").

         6. From and after the applicable Funding Date until the time of receipt of the Facsimile Authorization or the applicable Delivery Date, as applicable, the Bailee (a) shall maintain continuous custody and control of the related Mortgage Files as bailee for the Lender and (b) is holding the related Mortgage Loans as sole and exclusive bailee for the Lender unless and until otherwise instructed in writing by the Lender.

         7. The Borrower agrees to indemnify and hold the Bailee and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Bailee or any of its directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Agreement.

         8.       (a)    In the event that the Bailee fails to produce a
Mortgage Note, Assignment of Mortgage or any other document related to a Mortgage Loan that was in its possession within ten (10) business days after required or requested by the Borrower or Lender (a "Delivery Failure"), and provided that the Bailee previously delivered to the Lender a Trust Receipt which did not list such document as an Exception on the Funding Date; the Bailee shall indemnify the Borrower or Lender in accordance with the succeeding paragraph of this Section 8.

         (b) The Bailee agrees to indemnify and hold the Lender and Borrower, and their respective affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure or the Bailee's negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.

         9. The Bailee and the Borrower each hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by the Borrower.

         10. In connection with a pledge of the Mortgage Loans as collateral for an obligation of the Lender, the Lender may pledge its interest in the Mortgage Files covered held by the

Bailee for the benefit of the Lender from time to time by delivering written notice to the Bailee in the form of Exhibit C hereto stating that the Lender has pledged its interest in the identified Mortgage Loans and Mortgage Files, and the identity of the party to whom the Mortgage Loans have been pledged (such party, the "Pledgee"). Upon receipt of such notice from the Lender, the Bailee shall mark its records to reflect the pledge of the Mortgage Loans by the Lender to the Pledgee. The Bailee's records shall reflect the pledge of the Mortgage Loans by the Lender to the Pledgee until such time as the Bailee receives written instructions from the Lender that the Mortgage Loans are no longer pledged by the Lender to the Pledgee, at which time the Bailee shall change its records to reflect the release of the pledge of the Mortgage Loans and that the Bailee is holding the Mortgage Loans as custodian for, and for the benefit of, the Lender.

         11. The agreement set forth in this Bailee Agreement letter may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

         12. This Bailee Agreement may not be assigned by the Borrower or the Bailee without the prior written consent of the Lender.

         13. For the purpose of facilitating the execution of this Bailee Agreement letter as herein provided and for other purposes, this Bailee Agreement letter may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

         14. THIS BAILEE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                              Very truly yours,

                              CHASTAIN CAPITAL CORPORATION
                              Borrower

                              By:
                                   ---------------------------------
                              Name:
                                   ---------------------------------

                              Title:
                                   ---------------------------------



ACCEPTED AND AGREED:

PAUL, HASTINGS, JANOFSKY & WALKER, LLP,
Bailee

By:__________________________

Name: Kevin J. O'Shea, Esq.

Title: Partner

ACCEPTED AND AGREED:

MORGAN STANLEY MORTGAGE CAPITAL INC.,
Lender

By:
     ------------------------------
Name:
     ------------------------------
Title:
     ------------------------------

                                     Annex 1


                           IDENTIFICATION CERTIFICATE

         On this _____ day of April 1998, CHASTAIN CAPITAL CORPORATION (the "Borrower"), under that certain Bailee Agreement, dated as of May 15, 1998 (the "Bailee Agreement"), among the Borrower, __________________, (the "Bailee"), and MORGAN STANLEY MORTGAGE CAPITAL INC., as Lender, does hereby instruct the Bailee to hold, in its capacity as Bailee, the Mortgage Files with respect to the Mortgage Loans listed on Attachment A hereto, which Mortgage Loans shall be subject to the terms of the Bailee Agreement as of the date hereof.

         Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Bailee Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Identification Certificate to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                   CHASTAIN CAPITAL CORPORATION

                                   By:
                                      ---------------------------
                                      Name:
                                      Title:

                                     Annex 2

                        TRUST RECEIPT AND CERTIFICATION

                                                                    May 15, 1998

Morgan Stanley Capital Inc.
1585 Broadway
New York, New York 10036
Attention:
          ---------------

         Re: Bailee Letter, dated as of May 15, 1998 (the "Bailee Agreement") among Chastain Capital Corporation (the "Borrower"), Morgan Stanley Mortgage Capital Inc. (the
                  "Lender") and           (the "Bailee")

Gentlemen and Mesdames:

         In accordance with the provisions of Paragraph 3 of the above-referenced Bailee Letter, the undersigned, as the Bailee, hereby certifies that as to each mortgage loan described in the mortgage loan schedule (Exhibit
A), a copy of which is attached hereto, it has reviewed the Mortgage File and has determined that (i) all documents listed in Paragraph 2 of the Bailee Agreement are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such mortgage loan, and (iii) based on its examination, the foregoing documents on their face satisfy the requirements set forth in Paragraph 2 of the Bailee Agreement.

         The Bailee hereby confirms that it is holding each such Mortgage File as agent and bailee for the exclusive use and benefit of the Lender pursuant to the terms of the Bailee Agreement.

         All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.



                                   -----------------------------
                                   BAILEE



                                   By:
                                        ----------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                        ----------------------------

                                                                       EXHIBIT I



                        [FORM OF INSURED CLOSING LETTER]




                                [TO BE PROVIDED]

                                                                       EXHIBIT J

                       SETTLEMENT AGENT APPROVAL REQUEST

                                                            Date:  April _, 1998


         The undersigned, CHASTAIN CAPITAL CORPORATION (the "Borrower"), requests the Lender's approval of the Settlement Agent[s] listed below. The Borrower certifies that the name and address of each Settlement Agent listed below is true and correct. The Borrower further certifies that the Borrower has attached hereto as Attachment 1 hereto, true and correct copies of the errors and omissions polic[ies] for each Settlement Agent listed below.

         Capitalized terms not otherwise defined herein are defined in that certain Master Loan and Security Agreement (the "Security Agreement"), dated as of May 15, 1998 between the Borrower and Morgan Stanley Mortgage Capital Inc., as Lender, or in that certain Custodial Agreement (the "Custodial Agreement"), dated as of May 15, 1998, among the Borrower, LaSalle National Bank, as Custodian, and Morgan Stanley Mortgage Capital Inc., as Lender.

   -------------------------------------------------------------------

     Settlement Agent's Name           Settlement Agent's Address
     -----------------------           --------------------------



   -------------------------------------------------------------------

                              CHASTAIN CAPITAL CORPORATION


                              By:
                                   -------------------------------------------
                                   Name:
                                   Title:



Acknowledged and Agreed:

MORGAN STANLEY MORTGAGE CAPITAL INC.

By:
   ------------------------
Name:
     ----------------------
Title:
      ---------------------
Date:
     ----------------------
--------------------------------------------------------------------------------

                                                         Attachment 1 Schedule J


                 SETTLEMENT AGENT ERRORS AND OMISSIONS POLICIES

                        [TO BE PROVIDED BY THE BORROWER]







































                                      -5-